Exhibit 99.1

AUTOBYTEL INC. FILES FORM 10-Q QUARTERLY REPORT WITH THE

SEC AND REPORTS FIRST QUARTER 2006 RESULTS

IRVINE, Calif. - May 10, 2006 — Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced it filed with the Securities and Exchange Commission its Form 10-Q Quarterly Report for the first quarter ended March 31, 2006.

“The results of this quarter have reinforced my goal to refocus the company on its core mission of providing increased value to consumers which, we believe, will result in enhanced value for our dealer and OEM customers and greater leverage for our business,” said Autobytel President and CEO Jim Riesenbach. “This means transitioning the company toward a more media-centric business model as we look for synergies and integration opportunities between our business units and new ways to reduce costs and capital spending, with the ultimate goal of putting the company in a position to succeed long term.”

Summary of the Quarter Ended March 31, 2006:

Revenue for the first quarter of 2006 was $29.1 million, of which $18.0 million was related to Lead Fees, $3.8 million was related to Advertising, $6.3 million was related to CRM services, and $1.0 million was related to Data, Applications and Other. Total revenue declined $4.3 million, or 13% from revenue of $33.3 million in the first quarter of 2005.

Operating expenses were $38.0 million in the first quarter of 2006, an increase of $1.7 million from operating expenses of $36.3 million in the first quarter 2005. Due to the adoption of SFAS No. 123(R), operating expenses in the first quarter of 2006 included $1.3 million of compensation expense. Net loss for the first quarter was $8.5 million, or a loss of $0.20 per fully diluted share.

The Company delivered approximately 0.9 million Purchase Requests in the first quarter of 2006. Of these, approximately 0.5 million were delivered to retail dealers and approximately 0.4 million were delivered to enterprise dealers. Additionally, the Company delivered 0.2 million Finance Leads in the first quarter of 2006.

As of March 31, 2006, the Company had approximately 6,320 lead referral dealer relationships comprised of approximately 5,560 retail dealer relationships (including approximately 160 suspended dealers) and approximately 760 enterprise dealer relationships attributable to major dealer group customers.

In addition, as of March 31, 2006, the Company had 9 direct relationships with automotive manufacturers or their automotive buying service affiliates, encompassing 19 vehicle brands representing up to approximately 20,460 enterprise dealer relationships.

As of March 31, 2006, the Company’s finance lead referral network included approximately 350 relationships with retail dealers, finance request intermediaries, and automotive finance companies.

In addition, as of March 31, 2006, CRM customer relationships consisted of 3,020 Web Control® system and approximately 870 Retention Performance Marketing® program relationships.

Domestic cash, cash equivalents, and short-term investments totaled $43.8 million as of March 31, 2006. Net cash used in operations was $4.3 million in the first quarter of 2006.

Business Outlook

“Dealers and consumers are waiting for new world-class products and experiences to help with each side of the car buying equation. I believe that those who innovate and deliver ever-increasing value to all their customers, while operating their business with discipline and efficiency, win in the marketplace,” continued Riesenbach. “I’m looking forward to leading this charge and creating shareholder value as we transform this company.”

Conference Call

A conference call to discuss first quarter 2006 financial results will be webcast live on Wednesday, May 10, 2006, at 5:00 PM Eastern Time. Participants may listen to a webcast of the live conference call over the Internet by visiting the investor relations section of the Company’s website located at: www.autobytel.com. Below is a direct link to the registration page. Please go to the website at least ten minutes prior to the call to register, download, and install any necessary audio software.

http://www.irconnect.com/abtl/conf/1q2006.html

A replay number is available beginning at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time). The replay of the conference call may be accessed by dialing (800) 642-1687 or (706) 645-9291 for international callers. The conference ID for the replay is 8861017.

About Autobytel Inc.

Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising, data and CRM products and programs. Autobytel owns and operates automotive websites, including Autobytel.com, Autoweb.com, Carsmart.com, Car.com, AutoSite.com, Autoahorros.com, and CarTV.com. This automotive research and buying network reaches millions of car shoppers each month as they make their vehicle buying decisions, generating billions of dollars in sales for dealers. A leader in dealership customer management and CRM solutions, Autobytel also owns and operates AVV, Inc., a top provider of dealership CRM and sales management products, and Retention Performance Marketing, Inc., (RPM®), which powers dealerships with cutting-edge customer loyalty and retention marketing programs. Autobytel’s Automotive Information Center has been a trusted industry source of automotive marketing data and technology for nearly 24 years.

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies from acquired entities, costs related to acquisitions, failure to retain key employees at acquired entities, difficulties in successfully integrating the businesses and technologies of acquired entities and Autobytel, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of defending lawsuits and undertaking investigations and related matters and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2005, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:

Autobytel Inc. Media Relations

Melanie Webber, Autobytel Inc., 949.862.3023, melaniew@autobytel.com

Autobytel Inc. Investor Relations

Jennifer Klein, Autobytel Inc. 949.862.1362, jenniferkl@autobytel.com

Autobytel Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Domestic cash and cash equivalents	$31,819	$33,353
Restricted international cash and cash equivalents	238	241
Short-term investments	12,000	12,000
Accounts receivable, net of allowance for bad debts and customer credits of $899 and $1,124, respectively	19,236	19,042
Prepaid expenses and other current assets	1,774	2,456

Total current assets	65,067	67,092
Long-term investments	—	3,000
Property and equipment, net	4,517	4,226
Goodwill	70,697	70,697
Acquired intangible assets, net	1,794	2,189
Other assets	86	124

Total assets	$142,161	$147,328

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,291	$5,709
Accrued expenses	6,576	7,417
Deferred revenues	4,432	3,874
Other current liabilities	1,776	1,666

Total current liabilities	20,075	18,666
Deferred rent - non-current	140	131
Deferred revenues - non-current	10	21

Total liabilities	20,225	18,818
Minority interest	166	163
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 42,324,055 and 42,133,410 shares issued and outstanding, respectively	42	42
Additional paid-in capital	284,810	282,924
Accumulated deficit	(163,082)	(154,619)

Total stockholders’ equity	121,770	128,347

Total liabilities, minority interest and stockholders’ equity	$142,161	$147,328

Autobytel Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues	$29,072	$33,328
Costs and expenses:
Cost of revenues	14,789	13,387
Sales and marketing	7,533	8,082
Product and technology development	5,624	6,071
General and administrative	9,703	8,328
Amortization of acquired intangible assets	357	460

Total costs and expenses	38,006	36,328

Loss from operations	(8,934)	(3,000)
Interest income	471	349
Foreign currency exchange gain	3	2

Loss before income taxes and minority interest	(8,460)	(2,649)
Provision for income taxes	—	(144)
Minority interest	(3)	(17)

Net loss	$(8,463)	$(2,810)

Net loss per share:
Basic	$(0.20)	$(0.07)

Diluted	$(0.20)	$(0.07)

Shares used in computing net loss per share:
Basic	42,192,349	41,905,848

Diluted	42,192,349	41,905,848

Comprehensive loss:
Net loss	$(8,463)	$(2,810)
Foreign currency translation adjustment	—	(65)

Comprehensive loss	$(8,463)	$(2,875)

Autobytel Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net loss	(8,463)	$(2,810)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash charges:
Depreciation and amortization	503	565
Amortization of acquired intangible assets	395	499
Provision for bad debt	2	210
Provision for customer credits	524	814
Loss on disposal of property and equipment	4	—
Stock-based compensation	1,290	—
Minority interest	3	17
Foreign currency exchange gain	3	—
Changes in assets and liabilities:
Accounts receivable	(720)	(1,769)
Prepaid expenses and other current assets	682	172
Other assets	38	4
Accounts payable	1,582	2,048
Accrued expenses	(841)	324
Deferred revenues	547	(7)
Other current liabilities	119	(123)

Net cash used in operating activities	(4,332)	(56)

Cash flows from investing activities:
Maturities of short-term and long-term investments	3,000	7,500
Purchases of short-term and long-term investments	—	(6,000)
Change in restricted international cash and cash equivalents	—	(73)
Purchases of property and equipment	(808)	(478)
Proceeds from sale of property and equipment	10	—

Net cash provided by investing activities	2,202	949

Cash flows from financing activities:
Proceeds from exercise of stock options and awards issued under the employee stock purchase plan	596	—

Net cash provided by financing activities	596	—

Net (decrease) increase in cash and cash equivalents	(1,534)	893
Cash and cash equivalents, beginning of period	33,353	24,287

Cash and cash equivalents, end of period	$31,819	$25,180

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$114	$407

Autobytel Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Revenues	$29,072	$29,961	$30,595	$31,385	$33,328
Costs and expenses:
Cost of revenues	14,789	13,368	12,811	12,682	13,387
Sales and marketing	7,533	6,099	6,069	7,008	8,082
Product and technology development	5,624	5,067	5,713	6,279	6,071
General and administrative	9,703	6,662	6,476	8,539	8,328
Amortization of acquired intangible assets	357	356	370	354	460

Total costs and expenses	38,006	31,552	31,439	34,862	36,328

Loss from operations	(8,934)	(1,591)	(844)	(3,477)	(3,000)
Interest income	471	423	401	389	349
Foreign currency exchange gain	3	1,548	11	8	2

(Loss) income before income taxes and minority interest	(8,460)	380	(432)	(3,080)	(2,649)
(Provision) benefit for income taxes	—	(102)	145	(127)	(144)
Minority interest	(3)	(156)	—	(76)	(17)

Net (loss) income	$(8,463)	$122	$(287)	$(3,283)	$(2,810)

Net (loss) income per share:
Basic	$(0.20)	$0.00	$(0.01)	$(0.08)	$(0.07)

Diluted	$(0.20)	$0.00	$(0.01)	$(0.08)	$(0.07)

Shares used in computing net (loss) income per share:
Basic	42,192	42,058	41,955	41,907	41,906

Diluted	42,192	43,746	41,955	41,907	41,906

Comprehensive (loss) income:
Net (loss) income	$(8,463)	$122	$(287)	$(3,283)	$(2,810)
Foreign currency translation adjustment	—	(165)	(87)	(249)	(65)
Reclassification of foreign cumulative translation adjustment for liquidation of Autobytel.Europe recognized in net (loss) income	—	(1,533)	—	—	—

Comprehensive loss	$(8,463)	$(1,576)	$(374)	$(3,532)	$(2,875)